Exhibit 10.37

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT IS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 24b-2, PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. OMITTED INFORMATION IS REPLACED WITH ASTERISKS.

FIRST AMENDMENT TO THE

UNITED MILEAGE PLUS® PARTICIPATION AGREEMENT

THIS FIRST AMENDMENT is entered into as of the 28th day of September, 2007 (the “First Amendment Effective Date”), by and between MILEAGE PLUS HOLDINGS, INC., a Delaware corporation, having its principal place of business at 1200 E Algonquin Road, Arlington Heights,, Illinois 60007 (“MPH”) and REWARDS NETWORK SERVICES INC., a Delaware corporation, having its principal place of business at Two North Riverside Plaza, Suite 950, Chicago, Illinois 60606 (“RN”).

RECITALS

WHEREAS, MPH and RN entered into the United Mileage Plus® Participation Agreement, effective January 1, 2006, and denominated as United Contract Number ***, (the “Agreement”), which is currently in full force and effect; and

WHEREAS, MPH and RN desire to amend the Agreement in accordance with the terms and conditions contained in this First Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the promises, covenants and the mutual obligations hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, MPH and RN hereby agree as follows:

1. Definitions. The following definitions deleted from the Agreement and replaced with the following effective January 1, 2008:

A.	The definition of “Active Member” in Section 1.A of the Agreement is hereby deleted in its entirety and replaced with the following:

“A. Intentionally omitted.”

B.	The definition of “Elite Member” in Section 1.O of the Agreement is hereby deleted in its entirety and replaced with the following:

“O. Intentionally omitted.”

C.	The definition of “Engaged Member” in Section 1.P of the Agreement is hereby deleted in its entirety and replaced with the following:

“P. Intentionally omitted.”

D.	The following definition is hereby inserted into the Agreement as Section 1.V.1:

“V.1 ‘Member’ shall mean a RN Program Member who has successfully enrolled in the Program but who has not provided (i) a valid email address and (ii) permission to receive promotional emails from RN on behalf of the Program.”

E.	The following definition is hereby inserted into the Agreement as Section 1.CC.1:

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CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT IS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 24b-2, PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. OMITTED INFORMATION IS REPLACED WITH ASTERISKS.

“CC.1 ‘Online Member’ shall mean a Member that has provided a valid email address and permission to receive promotional emails from RN on behalf of the Program and has dined eleven or fewer times during a calendar year or a prior calendar year. If an Online Member revokes permission to receive promotional emails from RN at any time, or if RN receives a minimum of three (3) consecutive undeliverable email messages in response to attempted distribution of promotional emails, the Online Member will be down graded to Program Member status.”

F.	The following definition is hereby inserted into the Agreement as Section 1.WW.1:

“WW.1 ‘VIP Member’ shall mean a RN Program Member that (i) meets the defined criteria of an Online Member and has twelve (12) or more Qualified Transactions at a Participating Merchant during a calendar year or in the previous calendar year, or (ii) has qualified to be an VIP Member via a promotional offer agreed to by the Parties.”

G.	Section 3.K. is hereby deleted in its entirety and replaced with the following:

“RN shall allow RN Program Members to earn rewards according to the following schedule: (a) VIP Members will earn at least five Base Miles for every one dollar spent per Qualified Transaction at Participating Merchants subject to then-applicable Conditions; (b) Online Members will earn at least three Base Miles for every one dollar spent per Qualified Transaction at Participating Merchants subject to then-applicable Conditions; and (c) Members will earn at least one Base Mile for every one dollar spent per Qualified Transaction at Participating Merchants subject to then-applicable Conditions

2. Section 7.A.(iv). Effective January 1, 2008, Section 7.A.(iv) of the Agreement shall be replaced with the following:

(iv)	*** Prior to each Contract Year, the Parties will work together in good faith to agree upon such Promotions for, at a minimum, the next ensuing two quarters. ***

The Parties will work together in good faith to agree upon each Promotion’s content, offer, timing, distribution channels and reach. The Parties agree to test a variety of Promotion strategies and manage the marketing plan and will revise the marketing plan, as necessary, in support of various agreed upon Bonus Mile Promotions that are introduced in market. ***

4. Miscellaneous.

A.	Defined Terms. All capitalized terms used but not defined in this First Amendment shall have the meanings ascribed to them in the Agreement.

B.	Continuing Force and Effect. The Parties agree that, except for those modifications set forth in this First Amendment, all terms and provisions of the Agreement shall remain unchanged and in full force and effect. In the event of any conflict between this First Amendment and the Agreement, the terms of this First Amendment control as to its subject matter.

CONFIDENTIAL MATERIAL APPEARING IN THIS DOCUMENT IS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 24b-2, PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. OMITTED INFORMATION IS REPLACED WITH ASTERISKS.

C.	References to Agreement. This First Amendment and the Agreement shall hereafter be read and construed together as a single document, and all references in the Agreement to “this Agreement”, “hereunder”, “hereof”, or words of similar import shall hereafter refer to the Agreement as amended by this First Amendment.

D.	Recitals. The recitals set forth above are incorporated herein and are acknowledged by the Parties to be true and correct and are made a part hereof.

E.	Counterparts. This First Amendment may be executed in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Execution may be effected by facsimile delivery of signature pages (and the Parties shall follow such delivery by prompt delivery of originals of such pages).

IN WITNESS WHEREOF, the Parties have caused this First Amendment to be executed and delivered by their duly authorized representatives as of the First Amendment Effective Date.

REWARDS NETWORK SERVICES INC.		UAL LOYALTY SERVICES, INC.
on behalf of MILEAGE PLUS HOLDINGS, INC.

By:	/s/ Robert S. Wasserman	By:	/s/ Dennis M. Cary
	Robert S. Wasserman	Name:	Dennis M. Cary
	Executive Vice President, Sales & Operations	Title:	SVP

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